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                                                                     EXHIBIT 5.1

                                HUNTON & WILLIAMS
                          RIVERFRONT PLAZA, EAST TOWER
                              951 EAST BYRD STREET
                            RICHMOND, VIRGINIA 23219

November 28, 2001


Board of Directors
Weight Watchers International, Inc.
175 Crossways Park Way
Woodbury, New York 11797-2055

                       WEIGHT WATCHERS INTERNATIONAL, INC.
                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as special Virginia counsel for Weight Watchers International, Inc., a Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on November 28, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 7,058,040 shares of the Company's common stock, no par value (the "Common Stock"), together with 7,058,040 rights (initially attached to, and evidenced by certificates for, the Common Stock) to purchase Series B Junior Participating Preferred Stock, no par value, of the Company ("Rights" and, collectively with the Common Stock, the "Shares"), consisting of 5,763,692 Shares reserved for issuance upon the exercise of options heretofore granted and 1,294,348 additional Shares reserved for issuance upon the exercise of options that may be granted in the future (collectively, the "Plan Shares"), pursuant to the 1999 Stock Purchase and Option Plan of Weight Watchers International, Inc. and Subsidiaries (the "Stock Option Plan"), as referenced in the Registration Statement.

         In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary for purposes of the opinions expressed below.

         We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and
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Weight Watchers International, Inc.
November 28, 2001
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         2. The Plan Shares reserved for issuance upon the exercise of options granted and to be granted pursuant to the Stock Option Plan have been duly authorized and, when and to the extent issued upon exercise of options granted and to be granted in accordance with the Stock Option Plan and certain ancillary agreements related to such grants, assuming that at the times of such issuances the Company has sufficient authorized and unissued Shares available therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
EXHIBIT 5.1 to the Registration Statement.


                                               Very truly yours,


                                                /s/ Hunton & Williams